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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Tenet Healthcare Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INFORMATION CONCERNING PARTICIPANTS
(FURNISHED PURSUANT TO RULE 14a-12 OF THE SECURITIES EXCHANGE ACT OF 1934)

Participant Information:

        Tenet Healthcare Corporation, its directors and certain of its officers and employees may be deemed to be participants in the solicitation of proxies in connection with Tenet's 2003 annual meeting of stockholders. These persons may have interests in the solicitation by reason of their beneficial ownership of shares of common stock of Tenet and by virtue of agreements and arrangements with Tenet. The names of the directors of Tenet and each of the officers and employees of Tenet who may be deemed to be a participant in the solicitation are listed below, together with the number (in parenthesis) of shares of Tenet Healthcare common stock beneficially owned by each of these persons as of April 24, 2003, and the number of options to purchase shares of Tenet Healthcare common stock exercisable on or before June 30, 2003.

Directors:

Jeffrey C. Barbakow, Chairman and Chief Executive Officer (1,805,995 shares and 6,497,000 exercisable options);
Lawrence Biondi, S.J. (8,002 shares and 94,581 exercisable options);
Bernice B. Bratter (16,855 shares and 83,331 exercisable options);
Sanford Cloud, Jr. (4,320 shares and 74,750 exercisable options);
Maurice J. DeWald (14,355 shares and 102,081 exercisable options);
Van B. Honeycutt (3,617 shares and 36,000 exercisable options);
J. Robert Kerrey (6,015 shares and 18,000 exercisable options);
Lester B. Korn (34,050 shares and 36,000 exercisable options);
Floyd D. Loop, M.D. (6,864 shares and 94,581 exercisable options);
Mónica C. Lozano (3,784 shares and 54,000 exercisable options).

Officers/Employees:

Jeffrey C. Barbakow, Chairman and Chief Executive Officer (1,805,995 shares and 6,497,000 exercisable options);
Barry Schochet , Vice Chairman (63,661 shares and 590,000 exercisable options);
Trevor Fetter, President (338,998 share, including 200,000 restricted shares, and 100,000 exercisable options);
Christi R. Sulzbach, Chief Corporate Officer and General Counsel (12,797 shares and 312,501 exercisable options);
Stephen D. Farber, Chief Financial Officer (15,508 shares and 216,500 exercisable options);
Paul J. Russell, Senior Vice President, Investor Relations (12,000 shares and 142,500 exercisable options);
Richard B. Silver, Senior Vice President, Assistant General Counsel and Secretary (5,819 shares and 185,000 exercisable options);
Harold O. Anderson, Vice President, Corporate Communications (2,809 shares and 35,751 exercisable options);
Diana L. Takvam, Vice President, Investor Relations (2,143 shares and 37,500 exercisable options).

Additional Information:

        Tenet Healthcare Corporation will file a proxy statement in connection with its 2003 annual meeting of stockholders. Tenet stockholders are strongly advised to read the proxy statement relating to Tenet's 2003 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Tenet with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Tenet's Internet Web site at www.tenethealth.com or by writing to Tenet Healthcare Corporation, Investor Relations, P.O. Box 31907, Santa Barbara, California 93130. Tenet expects to mail its definitive proxy statement to each stockholder of record on or before August 31, 2003. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners Inc., at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

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INFORMATION CONCERNING PARTICIPANTS (FURNISHED PURSUANT TO RULE 14a-12 OF THE SECURITIES EXCHANGE ACT OF 1934)